Exhibit 99.2

OraSure Technologies, Inc.

Analyst/Investor Conference Call

January 4, 2019

Prepared Remarks of Dr. Stephen S. Tang and Roberto Cuca

Please see “Important Information” at the conclusion of the following prepared remarks

Introduction – Steve Tang

Thank you Jeanne.  Good morning everyone and welcome to our call.

I am delighted to share the news that OraSure has entered into definitive agreements to acquire Novosanis and CoreBiome. The transactions are expected to close within the next week.

These acquisitions are the first example of our innovation-driven growth strategy taking flight.

As I’ve shared in past calls, our business development efforts are focused on identifying opportunities to license technology or acquire products or companies that complement or leverage our existing business, or enhance our end-to-end service offerings.

The acquisitions of Novosanis and CoreBiome, both innovators in their respective markets, advance our innovation-driven focus by adding differentiated products and services that we expect will enhance our Molecular business, our longer-term corporate growth profile, and returns for our stockholders.

Both transactions will leverage the sales and marketing resources of our wholly-owned subsidiary DNA Genotek to cultivate commercial customers, key opinion leaders and academic collaborations.

Let me share some key highlights on the two companies.

Novosanis is a privately held, Belgium based company which was founded in 2013 by Vanessa Vankerckhoven and Koen Byers as a spin-off company out of the University of Antwerp.

Novosanis is an early commercial-stage producer and distributor of urine sample collection devices targeted primarily at the liquid biopsy, Sexually Transmitted Infection screening, and urological cancer markets.

Novosanis’ primary technology is called “Colli-Pee”, an easy-to-use device suited for the standardized collection of first-void urine in the privacy of the user’s home or at a clinic.

Colli-Pee is the only product specifically designed to collect a first-void sample. The utility of first-void urine has been gaining acceptance as a biomarker-rich sample type for oncology and STI/HPV applications.   Further, Colli-Pee has made it simple for a patient to collect a volumetric, first void-urine sample.  A standard pee cup is what is being used today, but it is not volumetric and can be difficult to easily collect a first-void sample.

Colli-Pee offers significant advantages to urinary testing companies addressing an unmet need in the market for:

-	superior test performance,
-	improved ease-of-use for urine collection,
-	features that support high throughput automation in the lab, and
-	flexible customization options based on specific need.

The Colli-Pee urine collection device has utility in high-growth markets, including liquid biopsy and STI diagnostics where OraSure can leverage its existing intellectual property, brand, and market expertise to deliver even more value to existing, and new, Molecular customers.

DNA Genotek built its business on establishing DNA from saliva as a proven and trusted sample type for molecular analysis. We believe a key enabler for similar development of the urine market will be an improved collection experience with Colli-Pee, combined with ambient temperature stabilization of the sample.

We believe there is a significant opportunity for an easy-to-use, differentiated product that combines our existing stabilization technology with Novosanis’ first-void sample and volumetric capabilities.  The Colli-Pee product is the perfect answer for this unmet market need.

The Novosanis acquisition represents a clear fit in our stated ‘core growth strategy’ for our Molecular business – to grow our portfolio of collection products beyond oral samples by leveraging expertise in collection and stabilization tools and technologies – all of which can be used at home or in the clinic.

Since urine testing is a more mature market opportunity, its overall growth rate is more stable. However, submarkets like cancer biomarker screening and others served by innovative products like Colli-Pee have the opportunity to grow at significant double-digit rates.

Moving on to CoreBiome, a privately held, Minnesota-based microbiome services provider that spun out of the University of Minnesota.

CoreBiome was co-founded by Dr. Dan Knights, a globally recognized expert in microbiome informatics who has developed leading methods for analyzing microbiome data, along with Dr. Daryl Gohl and Dr. Kenny Beckman, domain experts in genomics methods and clinical lab operations.

Their proprietary technology provides fast and information-rich characterizations of microbial diversity and function, paired with machine learning and expert analytics.

The global microbiome market is expected to grow by double digits, from approximately $325 million in 2017 to $725 million or more in 2022. Expanding our services through the CoreBiome acquisition will allow OraSure to optimally address future microbiome research needs, capture new segments and expand our leadership position in this dynamic market.

Today, OraSure offers limited wet lab and sequencing services. CoreBiome’s offerings fill a key portfolio gap for OraSure with DNA extraction, library prep and metagenomics sequencing services.

We have said one of our primary focus-areas for business development is the enhancement of our end-to-end service offerings primarily in the microbiome area through customization, fulfillment, laboratory and analytics services. The acquisition of CoreBiome could not be a better ‘fit’ for this objective.

We believe CoreBiome represents a meaningful down-stream opportunity to build OraSure’s microbiome capabilities towards an end-to-end solution with immediate differentiation AND to maintain a leadership position as our products and services offering evolves.

Adding CoreBiome’s sample processing, shotgun sequencing, metabolomics analysis, and bioinformatics positions OraSure to become a leading, end-to-end solution provider for researchers, therapeutic and diagnostic development customers, and Direct-To-Consumer companies.

Microbiome researchers are increasingly looking to understand the functional role of the microorganisms in the microbiome. CoreBiome metagenomics services address this need.

We look forward to accelerating the adoption of CoreBiome’s cutting-edge microbial genomics technology and analytics expertise into the customer network of DNA Genotek.

We’re excited about the synergies that will come from combining DNA Genotek’s proprietary sampling and stabilization technology with CoreBiome’s platform across the many industries that will be impacted by the microbiome.

Importantly, we believe CoreBiome’s technology and services offering is the ideal extension of DNA Genotek’s established leadership in proprietary sampling and stabilization technology. The combination of DNA Genotek’s expertise in sample collection and stabilization and Core Biome’s unique approach to sample preparation, analytics and bioinformatics position us well to become a true market leader across multiple segments of the microbiome space.

Together, we believe these acquisitions will support our move to a tools, services and diagnostics model. By marrying deeper tools offerings with end-to-end services, we can support a multi-omics view of systems biology to inform health and wellness.

I’ll now turn the call over to Roberto to review the financial components of the transaction.

Roberto Cuca

Both of these transactions were completed with modest initial cash outlays.  There is the potential for additional payments based on future performance.

We expect that the acquisitions will together contribute from $4 million to $7 million in net revenues in 2019, with $0.03 to $0.05 per share of dilution to non-GAAP earnings excluding transaction costs and required acquisition accounting adjustments.

We are also reiterating our 4Q18 financial guidance at this time.  Specifically, we continue to expect net revenue to range from $46.5 million to $48.0 million – representing full year revenue growth of 7% over 2017 – and net income of $0.09 to $0.11 per share for the three months ended December 31, 2018.

With that I’ll turn the call back to Steve for concluding remarks.

Steve Tang

Thanks Roberto.

These acquisitions are the beginning of the execution of our long-term innovation-focused growth strategy, which was approved by our Board this past summer.

We think about our strategy in two parts: First, we talk about growing our Core Business through investment in our Infectious Disease, Genomics and Microbiome businesses and a prioritization of our overall portfolio.

We expect these strategies will deliver solid double-digit growth over the planning horizon.

Second, we also see the need and the opportunity to use our capabilities and resources to expand into new markets -- what we’re calling “dynamic opportunities.”

These opportunities are areas where we see the ability to enhance our growth profile by moving into new forms of diagnostics such as veterinary or environmental, to name just a few examples.

They may also involve new markets and technologies, such as those exemplified by Novosanis and CoreBiome.

We believe we have a compelling opportunity to leverage the powerful combination of our strong balance sheet, and our business development strategy activities to enhance our long-term growth and profitability profile.

And we expect these business development opportunities to advance our goal of being an innovation-driven company by adding differentiated products and services in high-end growth markets around the world – again as exemplified by these acquisitions.

In closing, we are very excited about our recent progress in the area of business development. These acquisitions represent clear ‘fits’ in our strategy to use business development to build upon our solid organic growth trends and enhance our longer-term growth profile.

Importantly, these acquisitions represent our initial steps in our long-term innovation-driven growth strategy. Given our commitment to R&D, innovation and an active business development program, you should expect more additions to the portfolio. We look forward to updating you on these developments as they occur in 2019 and beyond.

I’m now happy to take some questions.

* * * *

[Q&A session]

Final Conclusion – Steve Tang

Thank you for participating on today’s call and for your continued interest in OraSure. Have a good afternoon and evening.

Important Information

This document contains certain forward-looking statements, including with respect to the acquisitions of Novosanis and CoreBiome, and the expected benefits thereof, and with respect to expected revenues and earnings/loss per share. Forward-looking statements are not guarantees of future performance or results. Known and unknown factors that could cause actual performance or results to be materially different from those expressed or implied in these statements include, but are not limited to: ability to successfully manage and integrate the acquisitions in a manner that complements or leverages our existing business, or otherwise expands or enhances our portfolio of products and our end-to-end service offerings, and the diversion of management's attention from our ongoing business and regular business responsibilities to effect such integration; failure to realize the expected economic benefits of the acquisitions (and increased returns for our stockholders), including that the anticipated synergies, revenue enhancement strategies and other benefits from the acquisitions may not be fully realized or may take longer to realize than expected or that our actual integration costs may exceed our estimates; ability to market and sell products, whether through our internal, direct sales force or third parties; ability to manufacture products in accordance with applicable specifications, performance standards and quality requirements; ability to obtain, and timing and cost of obtaining, necessary regulatory approvals for new products or new indications or applications for existing products; ability to comply with applicable regulatory requirements; ability to effectively resolve warning letters, audit observations and other findings or comments from the U.S. Food and Drug Administration (“FDA”) or other regulators; changes in relationships, including disputes or disagreements, with strategic partners or other parties and reliance on strategic partners for the performance of critical activities under collaborative arrangements; ability to meet increased demand for the Company’s products; impact of significant customer concentration in the genomics business; impact of increased reliance on U.S. government contracts; failure of distributors or other customers to meet purchase forecasts, historic purchase levels or minimum purchase requirements for our products; impact of replacing distributors; inventory levels at distributors and other customers; ability of the Company to achieve its financial and strategic objectives and continue to increase its revenues, including the ability to expand international sales; ability to identify, complete, integrate and realize the full benefits of future acquisitions; impact of competitors, competing products and technology changes; impact of negative economic conditions; reduction or deferral of public or other funding available to customers; competition from new or better technology or lower cost products; ability to develop, commercialize and market new products; market acceptance of oral fluid or urine testing, collection or other products; market acceptance and uptake of microbiome informatics, microbial genetics technology and related analytics services; changes in market acceptance of products based on product performance or other factors, including changes in testing guidelines, algorithms or other recommendations by the Centers for Disease Control and Prevention(“CDC”) or other agencies; ability to fund research and development and other products and operations; ability to obtain and maintain new or existing product distribution channels; reliance on sole supply sources for critical products and components; availability of related products produced by third parties or products required for use of our products; ability to maintain sustained profitability; ability to utilize net operating loss carry forwards or other deferred tax assets; volatility of the Company’s stock price; uncertainty relating to patent protection and potential patent infringement claims; uncertainty and costs of litigation relating to patents and other intellectual property; availability of licenses to patents or other technology; ability to enter into international manufacturing agreements; obstacles to international marketing and manufacturing of products; ability to sell products internationally, including the impact of changes in international funding sources and testing algorithms; adverse movements in foreign currency exchange rates; loss or impairment of sources of capital; ability to meet financial covenants in credit agreements; ability to attract and retain qualified personnel; exposure to product liability and other types of litigation; changes in international, federal or state laws and regulations; customer consolidations and inventory practices; equipment failures and ability to obtain needed raw materials and components; the impact of terrorist attacks and civil unrest; and general political, business and economic conditions. These and other factors that could affect our results are discussed more fully in the Company’s Securities and Exchange Commission (“SEC”) filings, including our registration statements, Annual Report on Form 10-K for the year ended December 31, 2017, Quarterly Reports on Form 10-Q, and other filings with the SEC. Although forward-looking statements help to provide information about future prospects, readers should keep in mind that forward-looking statements may not be reliable. The forward-looking statements are made as of the date of this call and OraSure Technologies undertakes no duty to update these statements.